UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2025

HAMMER FIBER OPTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (844) 413-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Hammer Fiber Optics Holdings Corp. is referred to herein as "we", "our", "us", or the "Company")

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2025, Hammer Fiber Optics Holdings Corp. (the "Company") entered into an Assignment and Assumption Agreement with Michael Sevell and Caban Global Reach Private Equity LP ("CGRPE"), a Delaware limited partnership. Under this agreement, Mr. Sevell assigned to CGRPE a convertible note previously issued by the Company in the principal amount of $2,680,798.50 (the "Loan") as a capital contribution to CGRPE, in accordance with Section 721 of the Internal Revenue Code.

On May 25, 2025, the Company and CGRPE executed a Debt Exchange Agreement pursuant to which the full principal amount of the Loan was exchanged for 10,154,542 shares of common stock of the Company, at a per-share conversion price of $0.264. This conversion fully extinguishes the Company's debt obligation and was consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

The conversion price was determined by mutual agreement between the parties and reflects the fair market value of the Company’s common stock on the transaction date. No placement agent fees, commissions, or underwriting costs were incurred in connection with this transaction. The foregoing provides only a brief descriptions of the material terms of the agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Assignment and Assumption Agreement and the Debt Exchange Agreement filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Debt Exchange Agreement, the Revised and Restated Convertible Note Agreement between the Company and Mr. Sevell, dated May 15, 2025, and subsequently assigned to CGRPE, was fully satisfied and terminated upon issuance of the equity.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of 10,154,542 shares of common stock to CGRPE was made pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

In conjunction with this transaction, the Company notes that both Michael Sevell and Michael Cothill, who serve as directors of the Company and are significant stakeholders in its strategic direction, have also been appointed as General Partners of Caban GlobalReach Private Equity LP ("CGRPE"), a Delaware limited partnership that has recently become a capital partner to the Company. This disclosure is being made in recognition of the fact that this constitutes a related party transaction. In accordance with best corporate governance practices and applicable law, the Board of Directors appointed an independent CGPRE Transactions Committee, composed solely of disinterested directors - Eric Maire and Mark Stogdill - to review, evaluate, and approve the terms of the transaction. The Committee was formed by Board resolution on May 23, 2025 and provided formal approval of the transaction via written consent on May 24, 2025. The full Board then ratified the Committee's approval. The transaction, including the assignment of the convertible note and its subsequent exchange for equity, was conducted at arm's length and deemed fair to the Company. The Board determined that the transaction aligns with the Company's objective of securing non-toxic, equity-based financing from strategic sources and is in the best interest of all shareholders.

Additionally, as disclosed in the Definitive Information Statement on Schedule 14C filed on May 23, 2025, the Company is in the process of formally changing its corporate name. This change will take effect no earlier than 21 days after the mailing date of the Information Statement, which occurred on May 28, 2025. The Company will announce the effective date of the name change in a subsequent filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

99.1	Assignment and Assumption Agreement, dated May 24, 202

99.2	Debt Exchange Agreement, dated May 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: June 2, 2025

/s/ Michael P. Cothill

By: Michael P. Cothill

Its: Principal Executive Officer